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                                 PROMISSORY NOTE

$1,641,000                                                    January 24, 2002


         FOR VALUE RECEIVED, the undersigned, Ian Ashken ("Payor"), having an address at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580 hereby promises to pay to the order of Alltrista Corporation ("Payee"), having an address at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580, at Payee's principal place of business at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580, the sum of One Million Six Hundred Forty-One Thousand Dollars ($1,641,000), together with all accrued and unpaid interest thereon from the date hereof at the rate of 4.125% per annum (being the lowest cost of Payee's borrowing on the date noted above) on the Payment Date (as defined below); provided, however, that upon the occurrence and continuance of an Event of Default (as hereinafter defined), interest shall accrue at the prime rate in effect at such time. The principal of, and interest on, this note (the "Note") are payable in United States dollars, except as otherwise expressly provided in paragraph 13 below. This Note is subject to the following additional terms.

         1. 2002 Executive Loan Program. This Note evidences a loan made by Payee to Payor under the Alltrista Corporation 2002 Executive Stock Program (the "Program") in connection with the exercise of non-qualified stock options to purchase 150,000 shares of Common Stock (the "Shares") granted under the Alltrista Corporation 2001 Stock Option Plan. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Program. The Note is made pursuant to the terms and provisions of the Program. Payor hereby acknowledges receipt of a copy of the Program. Payor has read and understands the terms and provisions thereof, and accepts and understands that the Loan was made subject to all the terms and conditions of the Program and this Note. Payor agrees to be bound by, all of the terms and conditions of the Program.

         2. Payment. (a) All payments hereunder shall be payable at the offices of Payee, or at such other place as Payee may from time to time designate by written notice to Payor. The Payor will pay the outstanding principal of, and all accrued and unpaid interest due, upon this Note on the Payment Date, except as otherwise provided in paragraph 2(c) below. All payments hereunder shall be applied first to all accrued and unpaid interest hereunder and then to the principal amount outstanding hereunder.

            (b) For purposes of this Note, the term "Payment Date" shall mean the date which is the earlier of (i) January 23, 2007, or (ii) 90 days after the date that Payor ceases to be employed by Alltrista Corporation or its present or future subsidiaries for any reason other than age, Disability (as defined in the Employment Agreement (the "Employment Agreement"), dated January 1, 2002, between Payor and Payee), death or termination by Alltrista Corporation without Cause (as defined in the Employment Agreement)

            (c) Notwithstanding anything to the contrary contained herein, in the event that, prior to the Payment Date, Payor sells, assigns, pledges, hypothecates, or otherwise



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transfers (collectively, a "Transfer") any Shares, Payor is required to repay that amount of the outstanding balance under this Note, within four business days following such Transfer, which is derived by multiplying (x) the number of Shares Transferred, by (y) $10.94. The number of shares granted and the price of $10.95 shall be adjusted for changes or adjustments in the common stock as outlined in Section 5.09 of the Company's 2001 Stock Option Plan. The Payor is required to provide Payee with notice describing a Transfer within two Business Days after the Transfer.

         3. Events of Default. The following shall constitute an "Event of Default" under this Note:

            (a) Payor shall have failed to make any payment due hereunder within ten (10) days after the due date therefor, and shall fail to make such payment for an additional ten (10) business days after written notice of such non-payment;

            (b) A custodian, receiver, liquidator or trustee of the Payor, or of any of his property, is appointed or takes possession of the Payor's property; or an order for relief is entered under the Federal Bankruptcy Code or any other applicable laws or statute of the United States of America or any state or similar law of any other country, against the Payor; or any of the property of the Payor is sequestered by court order; or a petition or other proceeding is filed against the Payor under any bankruptcy, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

            (c) The Payor files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether nor or hereafter in effect, or consents to the filing of any petition against it under any such law;

            (d) The Payor makes an assignment for the benefit of its creditors or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Payor of all or any material part of his property; and

            (e) any other material default shall occur hereunder which remains uncured or unwaived for a period of thirty (30) days after written notice of such default.

         Upon the occurrence of an Event of Default hereunder, the Payee may by written notice to Payor declare the entire unpaid principal amount of this Note together with accrued interest and charges thereon due and payable, and such amount may be collected forthwith.

         4. Applicable Law and Jurisdiction. This Note shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Payor hereby irrevocably consents that any legal action or proceeding against Payor arising out of or in any way connected



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with this Note may be instituted exclusively in any state court or United States federal court located in the State of New York and County of Westchester and Payor hereby submits to the jurisdiction and venue of such courts. Payor further irrevocably consents to the service of process arising out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by postage prepaid certified or registered first-class mail, return receipt requested, to Payor. In the event of litigation between Payee and Payor over any matter connected with this Note, the right to a trial by jury is hereby waived by Payor and Payee.

         5. Remedies. If any Event of Default shall occur, then immediately upon the occurrence of an Event of Default, all amounts of principal and accrued interest payable hereunder, together with collection costs (including all reasonable attorneys' fees and disbursements), shall become immediately due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Payor. The principal sum of, and any accrued interest on, this Note shall be irrevocably and unconditionally payable by Payor, without offset, discount, defense, claim or counterclaim of any nature.

         6. Further Assurances. Payor hereby agrees to execute and deliver such other documents and instruments as may be reasonably requested by Payee in order to give effect to the intent and purposes of this Note.

         7. Prepayment. This Note may be prepaid, in whole or in part, at any time, without charge, premium or penalty.

         8. No Failure to Exercise. No failure on the part of Payee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Payee of any right preclude any other or further exercise thereof or the exercise of any other right.

         9. Amendments. No amendment, modification or waiver of any provision of this Note, nor any consent to any departure by Payor therefrom, shall be effective unless the same shall be in writing and signed by Payee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. Binding. This Note shall be binding upon the Payor and its successors and assigns, and the terms hereof shall inure to the benefit of Payee and its heirs, legal representatives, successors and permitted assigns, including subsequent holders hereof. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

         11. Notice. Any notice, request, demand or other communication permitted or required to be given under this Note shall be in writing, shall be sent by one of the following means to the addressee at the address provided above (or at such other address as shall be designated hereunder by notice to the other party) and shall be deemed conclusively to have been given: (i) on the first day following the day timely deposited with Federal Express (or other



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equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) on the day actually received by the addressee when personally delivered.

         12. No Assignment. This Note may not be sold, gifted, assigned, or otherwise transferred without the prior written consent of the Payor and the Payee, which consent may be withheld for any or no reason.

         13. Absolute Obligation and Repayment in Common Stock. No provision of this Note shall alter or impair the obligation of the Payor, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate herein prescribed. However, the principal and interest under this Note may be repaid by the Payor, at Payor's sole and absolute discretion, either (i) in United States of America dollars, (ii) with shares of Common Stock valued at the Fair Market Value on the date that such shares of Common Stock are delivered to the Payor in repayment of the Note, or (iii) any combination of (i) and (ii) above, at Payor's sole and absolute discretion. The term "Fair Market Value" shall have the same meaning ascribed to such term in the Alltrista Corporation 2001 Stock Option Plan.

         14. Usury Savings Clause. Anything in this Note to the contrary notwithstanding, the obligation of the Payor to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the extent that the Payee's receipt thereof would not be permissible under the law or laws applicable to it limiting rates of interest which may be charged or collected by it. Any such amount of interest which is not paid as a result of the limitation referred to in the preceding sentence shall be carried forward and paid by the Payor to the Payee on the earliest date or dates on which any interest is payable under this Note and on which the receipt thereof is permissible under the laws applicable to the Payee limiting rates of interest which may be charged or collected by such Lender.





                                                 /s/ Ian Ashken
                                                 ----------------------------
                                                 Name: Ian Ashken





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